UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

REDDY ICE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-110442-04	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 24, 2005, the Compensation Committee of our Board of Directors, pursuant to delegated authority, approved revised compensatory arrangements with respect to certain of our executive officers.  In addition, on March 24, 2005, pursuant to delegated authority, our Chief Executive Officer approved revised compensatory arrangements with respect to certain additional executive officers.  Pursuant to the revised compensatory arrangements, certain of our officers received an increase in their base salaries effective March 25, 2005.  Each executive officer’s base salary was increased in accordance with the terms of such executive officer’s employment agreement, in each case dated as of August 14, 2003.  Set forth below are the revised base salaries for the our Chief Executive Officer and named executive officers:

Name	Position	Annual Salary, effective March 25, 2005

William P. Brick	Chairman of the Board & Chief Executive Officer	$425,000

Jimmy C. Weaver	President & Chief Operating Officer	$300,000

Steven J. Janusek	Executive Vice President, Chief Financial Officer & Secretary	$220,000

Ben D. Key	Senior Vice President—Sales	$180,000

Graham D. Davis	Senior Vice President— Central Operations	$155,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       March 29, 2005

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer